                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Hughes Supply, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(Hughes Supply Logo)
                             ---------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 20, 1998
                             ---------------------

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of Hughes Supply, Inc., a Florida corporation (the "Company"), will be held in the principal executive offices of the Company at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801, on Wednesday, May 20, 1998, at 10:00 a.m., local time, for the following purposes:

          (1) To elect two Directors to serve for a three-year term expiring at the 2001 Annual Meeting of Shareholders; and

          (2) To consider and take action upon any other matters that may properly come before the 1998 Annual Meeting of Shareholders or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 27, 1998 as the record date for the determination of the holders of shares of Common Stock entitled to notice of and to vote at the 1998 Annual Meeting of Shareholders.

                                    By Order of the
                                    Board of Directors

                                    /s/ BENJAMIN P. BUTTERFIELD

                                    Benjamin P. Butterfield
                                    General Counsel and Secretary

Orlando, Florida
April 15, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                              HUGHES SUPPLY, INC.
                             20 NORTH ORANGE AVENUE
                                   SUITE 200
                             ORLANDO, FLORIDA 32801
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     The enclosed proxy is solicited by the Board of Directors of Hughes Supply, Inc., a Florida corporation (the "Company"), in connection with the 1998 Annual Meeting of Shareholders to be held in the principal executive offices of the Company at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801 on May 20, 1998, at 10:00 a.m., local time, or any adjournment thereof (the "Annual Meeting"). The Company's Annual Report to Shareholders for fiscal year ended January 30, 1998 accompanies this Proxy Statement. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and the enclosed proxy card were first sent or given to shareholders of the Company on or about April 15, 1998.

     Holders of record of the Company's Common Stock, $1.00 par value per share (the "Common Stock"), as of the close of business on March 27, 1998 will be entitled to vote at the Annual Meeting, and each holder of record of Common Stock on such date will be entitled to one vote for each share held. As of March 27, 1998, there were approximately 22,773,466 shares of Common Stock outstanding. All share information set forth in this Proxy Statement reflects the three-for-two stock split effected in the form of a stock dividend in July 1997.

     Shares of Common Stock cannot be voted at the Annual Meeting unless the beneficial owner is present or represented by proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving written notice of revocation to the Company, c/o Benjamin P. Butterfield, General Counsel and Secretary, at the address shown above, or by executing and delivering prior to the Annual Meeting a proxy bearing a later date. Any shareholder who attends the Annual Meeting may revoke the proxy by voting his or her shares of Common Stock in person.

     All properly executed proxies, unless previously revoked, will be voted at the Annual Meeting in accordance with the directions given. With respect to the election of two Directors to serve until the 2001 Annual Meeting of Shareholders, shareholders of the Company voting by proxy may vote in favor of the nominees or may withhold their vote for the nominees. If no specific instructions are given, shares of Common Stock represented by a properly executed proxy will be voted FOR the nominees for election as Directors and in the discretion of the persons named therein as proxies on all other matters that may be brought before the Annual Meeting.

     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. The nominees for election as Directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and actually voting at the Annual Meeting. Abstentions and non-votes will have no effect on the outcome of the voting to elect the Directors. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 27, 1998 certain information with respect to the Common Stock, the only class of voting securities outstanding, owned beneficially by each Director of the Company, each executive officer of the Company named in the Summary Compensation Table, and by all Directors and executive officers of the Company as a group. As of March 27, 1998, the Company did not have any beneficial owners of more than 5% of the outstanding Common Stock. Stock ownership information has been furnished to the Company by such beneficial owners or is based upon information contained in filings made by such beneficial owners with the Securities and Exchange Commission (the "Commission").

                                               AMOUNT AND NATURE OF                APPROXIMATE PERCENT
NAME OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP(1)                  OF CLASS(2)
------------------------                      -----------------------              -------------------
David H. Hughes.............................           524,912(3)(4)(5)(6)(7)              2.3%
A. Stewart Hall, Jr. .......................           122,230(3)(4)(8)                      *
Vincent S. Hughes...........................           464,754(3)(4)(5)(6)(7)              2.0%
John D. Baker II............................            20,463(9)                            *
Robert N. Blackford.........................            34,239(9)                            *
H. Corbin Day...............................             3,213(9)(10)                        *
John B. Ellis...............................            47,463(9)                            *
Clifford M. Hames...........................            37,095(9)                            *
Herman B. McManaway.........................            43,068(9)                            *
Donald C. Martin............................           351,058(4)(9)                       1.5%
Jasper L. Holland, Jr. .....................            58,549(11)                           *
Clyde E. Hughes III.........................            46,678(12)                           *
Gradie E. Winstead, Jr......................            40,033(13)                           *
All Directors and Executive Officers as a
  Group (19 persons)........................         1,961,179(14)                         8.4%(15)

---------------

  *  Less than 1%.

 (1) Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

 (2) Calculated on the basis of 22,773,466 shares of Common Stock outstanding as of March 27, 1998 and, with respect to each of the persons noted in the table above, (i) the shares subject to options exercisable within 60 days granted to such person and (ii) the shares subject to restricted stock grants under the Hughes Supply, Inc. 1997 Executive Stock Plan (the "1997 Executive Stock Plan"), pursuant to which such person has the power to vote or direct the voting of the shares. Figures shown only for those persons whose beneficial ownership of shares exceeds 1% of the Common Stock outstanding or deemed to be outstanding for this calculation.

 (3) The number of shares of Common Stock shown following the name of each person identified below in this footnote may be deemed to be beneficially owned by such person in the above table. The following listing sets forth the number of shares of Common Stock subject to options held by each of the following persons under the Hughes Supply, Inc. 1988 Stock Option Plan (the "1988 Stock Option Plan") which are exercisable within 60 days: David H. Hughes, 54,750; A Stewart Hall, Jr., 65,250; and Vincent S. Hughes, 16,500. The aggregate number of shares credited to the accounts of each such person under the Hughes Supply, Inc. Employee Stock Ownership Plan (the "ESOP") is as follows: David H. Hughes, 6,405; A. Stewart Hall, Jr., 3,846; and Vincent S. Hughes, 4,247. The indicated persons are considered to have sole voting power and shared investment power with respect to the shares credited to their accounts under the ESOP. Such persons are also beneficiaries under the Company's Cash or Deferred

     Profit Sharing Plan (the "Profit Sharing Plan") which holds 31,268 shares of Common Stock as unallocated assets of the Profit Sharing Plan. Such persons disclaim beneficial ownership of any of the shares held by the Profit Sharing Plan and none of such shares are included in the table above as owned by such persons.

 (4) The number of shares of Common Stock shown in the above table to be beneficially owned includes shares held subject to shared voting power or shared investment power as follows: (i) shared voting power: David H. Hughes, 193,603; Vincent S. Hughes, 220,547; and Donald C. Martin, 84,853;
     (ii) shared investment power: David H. Hughes, 200,008; A. Stewart Hall, Jr., 3,846; Vincent S. Hughes, 224,794; and Donald C. Martin, 84,853.

 (5) Each of the indicated Directors, together with Russell V. Hughes, is an executive officer and director of, and owns a one-third equity interest in Hughes, Inc., a corporation to which the Company makes payments for the lease of certain properties. See "Certain Transactions with Management."

 (6) Includes 60,967 shares of Common Stock held by Hughes, Inc., the corporation described in footnote (5) above. Russell V. Hughes, David H. Hughes and Vincent S. Hughes are considered to share voting and investment power with respect to such shares and all such shares are reported in the table above as beneficially owned by each of David H. Hughes and Vincent S. Hughes. David H. Hughes and Vincent S. Hughes are brothers; and Russell V. Hughes, formerly a director of the Company, is a first cousin of David H. Hughes and Vincent S. Hughes.

 (7) Includes 129,759 shares of Common Stock held by three trusts of which David
     H. Hughes and Vincent S. Hughes are co-trustees. All of the shares held by these trusts are included in the table above as beneficially owned by each of David H. Hughes and Vincent S. Hughes.

 (8) Includes 10,000 shares represented by restricted stock grants under the 1997 Executive Stock Plan.

 (9) Includes the number of shares of Common Stock subject to options granted under the Directors' Stock Option Plan (the "Directors' Plan") for nonemployee Directors as follows: John D. Baker II, 14,463; Robert N. Blackford, 14,463; H. Corbin Day, 3,213; John B. Ellis, 36,963; Clifford M. Hames, 23,463; Herman B. McManaway, 16,500; and Donald C. Martin, 14,463.

(10) 525,117 shares of Common Stock are owned of record by Jemison Investment Co., Inc., a Delaware corporation ("Jemison"). Mr. Day is the Chairman of the Board of Directors of Jemison, and he and members of his immediate family own an equity interest in Jemison. Mr. Day disclaims beneficial ownership of these shares.

(11) Includes 3,834 shares of Common Stock held by the ESOP, 39,000 shares of Common Stock represented by options under the 1988 Stock Option Plan which are exercisable within 60 days and 5,000 shares represented by restricted stock grants under the 1997 Executive Stock Plan. Mr. Holland is considered to have sole voting power with respect to 58,549 shares, sole investment power with respect to 49,715 shares, and shared investment power with respect to 3,834 shares.

(12) Includes 2,876 shares of Common Stock held by the ESOP, 12,000 shares of Common Stock represented by options under the 1988 Stock Option Plan which are exercisable within 60 days and 5,000 shares represented by restricted stock grants under the 1997 Executive Stock Plan. Mr. Hughes is considered to have sole voting power with respect to 39,759 shares, sole investment power with respect to 31,703 shares, shared investment power with respect to 9,975 shares, and shared voting power with respect to 7,099 shares.

(13) Includes 828 shares of Common Stock held by the ESOP, 27,000 shares of Common Stock represented by options under the 1988 Stock Option Plan which are exercisable within 60 days and 5,000 shares represented by restricted stock grants under the 1997 Executive Stock Plan. Mr. Winstead is considered to have sole voting power with respect to 37,828 shares, sole investment power with respect to 32,000 shares, shared investment power with respect to 3,033 shares, and shared voting power with respect to 2,205 shares.

(14) Includes an aggregate of 311,594 shares of Common Stock subject to options under the 1988 Stock Option Plan and exercisable within 60 days and 43,600 shares of Common Stock subject to restricted stock grants under the 1997 Executive Stock Plan held by Directors and executive officers of the

     Company as a group as well as 123,528 shares of Common Stock subject to unexercised stock options under the Directors' Plan held by nonemployee Directors of the Company as a group and an aggregate of 26,915 shares of Common Stock credited to the accounts of Directors and executive officers of the Company under the ESOP. Directors and executive officers hold sole voting power with respect to 1,494,640 shares, shared voting power with respect to 510,139 shares, sole investment power with respect to 1,424,125 shares and shared investment power with respect to 537,054 shares.

(15) Calculated on the basis of 23,252,188 shares of Common Stock, including 22,773,466 shares outstanding, 435,122 shares subject to options and 43,600 shares subject to stock grants. The shares subject to stock options and stock grants have been deemed outstanding for the purpose of computing such percentage.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of such Common Stock. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are required by Commission rules to furnish the Company with copies of all such reports. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations from the Company's Directors and executive officers that no other reports were required, all
Section 16(a) filing requirements applicable to the Company's Directors and executive officers were complied with during the fiscal year ended January 30, 1998.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

     Executive officers are elected annually by the Board of Directors following each annual meeting of shareholders to serve for a one-year term and until their successors are elected and qualified. The compensation of the Company's executive officers is established by the Board of Directors after receiving the recommendation of the Compensation Committee of the Board of Directors (the "Compensation Committee"). The following sets forth the name of each executive officer of the Company and the principal positions and offices he holds with the Company. Unless otherwise indicated, each of these officers has been employed by the Company or a subsidiary of the Company for more than five years and has served as an executive officer of the Company for at least five years.

NAME                                         AGE                    POSITION
----                                         ---                    --------
David H. Hughes............................  54    Chairman of the Board and Chief Executive
                                                   Officer since November 1986.
A. Stewart Hall, Jr. ......................  55    President and Chief Operating Officer since
                                                   March 1994. Previously, Mr. Hall served as
                                                   Executive Vice President.
Russell V. Hughes..........................  72    Vice President since February 1971.
Vincent S. Hughes..........................  57    Vice President since April 1972.
Jasper L. Holland, Jr. ....................  56    Regional Vice President since June 1994.
                                                   Previously, Mr. Holland served as a Vice
                                                   President.
Clyde E. Hughes III........................  50    Regional Vice President since June 1994.
                                                   Previously, Mr. Hughes served as a Regional
                                                   Manager.
James C. Plyler, Jr. ......................  54    Regional Vice President since February
                                                   1996. Previously, Mr. Plyler served as
                                                   President of a subsidiary operation.

NAME                                         AGE                    POSITION
----                                         ---                    --------
Kenneth H. Stephens........................  57    Regional Vice President since June 1994.
                                                   Previously, Mr. Stephens served as a Vice
                                                   President.
Sidney J. Strickland, Jr. .................  47    Vice President of Purchasing and
                                                   Administration since August 1994.
                                                   Previously, Mr. Strickland served as
                                                   Director of Corporate Services and Director
                                                   of Human Resources.
Gradie E. Winstead, Jr. ...................  48    Regional Vice President since June 1994.
                                                   Previously, Mr. Winstead served as a
                                                   Regional Manager.
J. Stephen Zepf............................  48    Treasurer and Chief Financial Officer since
                                                   April 1984.
Benjamin P. Butterfield....................  38    General Counsel since March 1996. Secretary
                                                   since May 1997. Assistant Secretary from
                                                   March 1996 to May 1997. Previously, Mr.
                                                   Butterfield was a Shareholder of the law
                                                   firm of Maguire, Voorhis & Wells, P.A.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any previous filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any of such filings.

  Introduction

     The compensation of the Company's executive officers is established annually by the Board of Directors acting upon the recommendation of the Compensation Committee. The members of the Compensation Committee are nonemployee Directors appointed by the Board of Directors immediately following each annual meeting of shareholders. From May 20, 1996 to May 20, 1997, the members consisted of John B. Ellis, John D. Baker II and Donald C. Martin. On May 20, 1997, Mr. Herman B. McManaway was added as a member of the Compensation Committee. During the last fiscal year, the executive management group consisted of the executive officers of the Company. The recommendations of the Compensation Committee with respect to executive management compensation for the last fiscal year were made by the Compensation Committee and adopted by the Board of Directors on January 28, 1997 and March 18, 1997, respectively.

  Compensation Policy and Committee Recommendation

     The goal of the Company's executive compensation policy is to attract, retain and motivate qualified executive management under a competitive compensation program which regards individual performance and increases shareholder value. To achieve this goal, the Compensation Committee evaluated the respective positions, the competitive market for the required management skills, individual performance and potential, and the potential for motivating Company and individual performance. Before finalizing its recommendation, the Compensation Committee also considered the recommendation of the Company's Chief Executive Officer with respect to the compensation of each of the other executive officers.

  Compensation Program

     The main components of the Company's executive management compensation program are base salaries, annual and long-term performance based incentive bonus plans, stock plans and retirement plans. Each of these components is discussed in the remainder of this report.

     Information with respect to the compensation paid to the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company for the last fiscal year and for each of the two previous fiscal years, descriptions of certain of the compensation plans referred to in this report, and a Shareholder Return Performance Graph illustrating cumulative share return with respect to the Common Stock are set forth elsewhere in this Proxy Statement following this report.

     Base Salaries

     Base salaries are intended to establish a level of compensation which, together with the other components of the compensation program, will help the Company attract and retain the talent needed to meet the challenges of the competitive industry in which it operates while maintaining an acceptable level of fixed labor costs. The Compensation Committee's recommendation with respect to base salaries was based upon the Compensation Committee's evaluation of the responsibility and scope of each position, the level of pay for comparable positions in the industry and, with respect to each of the executive officers, his performance over an extended period of time, and the value and potential to him of other elements of the Company's compensation program.

     Annual Incentive Plans

     The Company's annual incentive plans are intended to motivate and reward short-term performance by providing cash bonus payments based upon required performance goals defined, depending upon the particular plan, as income before taxes measured against the Company's profit, return on investment, or return on investment and return on sales. Upon achievement of the required performance goal, the bonus paid to a participant is determined, depending upon the particular plan, as a percentage of the base salary of the participant or as the sum of a percentage of the funds available for the payment of such bonus and a percentage of the participant's base salary up to a designated maximum percentage of the participant's base salary. The designation of the annual incentive plan participants, the definition of the required performance goals, and the determination of bonuses to be paid upon the achievement of the required performance goals are established annually by the Board of Directors upon the recommendation of the Compensation Committee.

     With respect to each specific annual incentive plan, the Compensation Committee recommended ambitious performance goals which are sufficiently achievable to provide a meaningful incentive for superior performance, and recommended as participants those executive officers who are in positions most responsible for the success of the Company. Except for Russell V. Hughes, each of the executive officers was recommended by the Compensation Committee and designated by the Board of Directors as a participant in a specific annual incentive plan during the last fiscal year.

     Long-Term Incentive Bonus Plans

     The Company's Chief Executive Officer, President and Chief Financial Officer also participate in certain Senior Executives' Long-Term Incentive Bonus Plans which are intended to motivate and reward sustained performance. Under each of these plans an incentive bonus is paid if a designated earnings per share goal is met during the designated performance period of three or more fiscal years. Such incentive bonus payments, in each case, are determined by applying a percentage, based upon achievement, of the applicable earnings per share goals, to the base salaries of the participants.

     During the 1998 fiscal year, the Board of Directors, upon the recommendation of the Long-Term Incentive Bonus Plan Committee, adopted a performance plan under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year periods up to and including the Company's fiscal year to be ended January 28, 2000. Under this performance plan each participant would receive a bonus equal to a percentage of his base salary for the final year of the performance period if, and to the extent, the Company's earnings per share during the performance period reach or exceed the required goal. Any such bonus would be payable in cash and Common Stock. During the last fiscal year the designated officers also participated in similar senior executives' long-term incentive plans adopted in previous fiscal years.

     Stock Plans

     The Company's stock plans in the executive compensation program, including the 1988 Stock Option Plan, the 1997 Executive Stock Plan and the ESOP, are intended as incentives to enhance shareholder value by providing to plan participants an opportunity to benefit from increases in the value of the Common Stock.

     Participation under the 1988 Stock Option Plan and the 1997 Executive Stock Plan is limited to executive officers and other selected key employees of the Company and its subsidiaries. The Company did not grant any options under the 1988 Stock Option Plan during the 1998 fiscal year. The Company granted an aggregate of 249,500 options under the 1997 Executive Stock Plan on November 21, 1997 and January 27, 1998, and an aggregate of 50,000 restricted stock grants under the 1997 Executive Stock Plan on August 20, 1997.

     Retirement Plans

     The retirement plans in the Company's executive compensation program, including the Supplemental Executive Retirement Plan (the "Retirement Plan") and the Profit Sharing Plan are intended to encourage and reward long-term employment with the Company.

     The Retirement Plan was adopted on September 30, 1986. Eleven of the executive officers, all of those who were fifty-five years of age or younger on the date of adoption of the Retirement Plan (other than Benjamin P. Butterfield), are participants under the Retirement Plan.

     The Profit Sharing Plan is a contributory plan for the benefit of substantially all employees of the Company. Each of the executive officers is a participant under the Profit Sharing Plan. Participants may make limited contributions under the Profit Sharing Plan by salary reduction. Contributions by the Company under the Profit Sharing Plan include those required to match a portion of a participant's contribution and may include limited additional contributions within the discretion of the Board of Directors. The Company's discretionary contribution to the Profit Sharing Plan for the last fiscal year is allocated among the participants based upon the relative salaries of the participants.

  Compensation of the Chief Executive Officer

     Mr. David H. Hughes, the Company's Chairman of the Board and Chief Executive Officer, is eligible to participate in the same components of the executive officers' compensation program available to the other executive officers described above, and the recommendation of the Compensation Committee with respect to Mr. Hughes' compensation was determined in the manner outlined above with respect to the executive officers. During the last fiscal year the Compensation Committee recommended, and the Board of Directors approved and implemented, an increase in Mr. Hughes' base salary from $255,000 to $260,000 in order to compensate him in a manner more consistent with his responsibilities. The Compensation Committee believes that Mr. Hughes' base salary is conservative in comparison to his peers in the industry. For the last fiscal year Mr. Hughes' annual compensation was $390,000, including a bonus of $130,000 earned under the annual incentive plan. Mr. Hughes also earned a bonus payment under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year performance period ended January 30, 1998.

  Conclusion

     The Compensation Committee believes that the policies articulated above will continue to ensure that the interests of the Company's executive management group are tied to the interests of the Company's shareholders.

     Submitted by the Compensation Committee of the Board of Directors.

                                  John B. Ellis, Chairman
                                  John D. Baker II
                                  Donald C. Martin
                                  Herman B. McManaway

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The Company's compensation program for executive management includes base salaries, annual and long-term performance based incentive bonus plans, stock plans, and retirement plans. The compensation of each executive officer was established by the Board of Directors acting upon the recommendation of the Compensation Committee. With respect to each executive officer, base salary and selected other components of the compensation package are integrated on an individual basis in an effort to carry out the Company's executive compensation policy.

     The following table sets forth the annual, long-term and other compensation for the Company's Chief Executive Officer and each of the other four most highly compensated executed officers (the "named executives") during the last fiscal year, as well as the total annual compensation paid to each individual for the two previous fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL          LONG-TERM
                                                   COMPENSATION      COMPENSATION
                                                 -----------------   ------------
               NAME AND                 FISCAL   SALARY     BONUS    LTIP PAYOUTS        ALL OTHER
          PRINCIPAL POSITION             YEAR      ($)       ($)         ($)         COMPENSATION($)(1)
--------------------------------------  ------   -------   -------   ------------    ------------------
David H. Hughes.......................   1998    260,000   130,000     260,000(2)          19,325
  Chairman of the Board and Chief        1997    255,000   127,500     255,000(3)
  Executive Officer                      1996    240,000   120,000     240,000(4)
A. Stewart Hall, Jr. .................   1998    225,000   112,500     225,000(2)          17,809
  President and Chief Operating          1997    210,000   105,000     210,000(3)
  Officer                                1996    200,000   100,000     200,000(4)
Clyde E. Hughes III...................   1998    150,000   150,000           0             36,496
  Regional Vice President                1997    133,000   133,000           0
                                         1996    126,500   100,004           0
Gradie E. Winstead, Jr. ..............   1998    145,000   145,000           0             31,342
  Regional Vice President                1997    126,000   126,000           0
                                         1996    120,000   108,963           0
Jasper L. Holland, Jr. ...............   1998    150,000   104,290           0             20,494
  Regional Vice President                1997    139,000   116,675           0
                                         1996    132,000    72,939           0

---------------

(1) Includes the amounts indicated below for the 1998 fiscal year: (i) the cost of premiums paid by the Company for life insurance provided to the named executive; (ii) matching contributions made to the accounts of the named executive in the Profit Sharing Plan; and (iii) Company discretionary contributions to the Profit Sharing Plan.

                                                     INSURANCE     MATCHING      DISCRETIONARY
EXECUTIVE                                             PREMIUM    CONTRIBUTION   CONTRIBUTION(5)
---------                                            ---------   ------------   ---------------
David H. Hughes....................................   $1,444        $2,400            $0
A. Stewart Hall, Jr. ..............................    1,292         2,400             0
Clyde E. Hughes III................................      821         2,400             0
Gradie E. Winstead, Jr. ...........................      706         2,400             0
Jasper L. Holland, Jr. ............................    1,586         2,400             0

---------------

(2) Bonus payments under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year performance period ended January 30, 1998.
(3) Bonus payments under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year performance period ended January 31, 1997.

(4) Bonus payments under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year performance period ended January 26, 1996.
(5) Contribution estimated as named person's pro rata plan interest, as last calculated by the plan trustee, applied to the Company's aggregate contribution for the fiscal year ended January 30, 1998. The Company did not contribute to the Profit Sharing Plan during the fiscal year ended January 30, 1998.

BONUS PLANS

     The Company has annual incentive plans for members of its executive management, and for its sales, branch and department managers and other key employees. Bonuses are awarded under the annual incentive plans upon achievement of required performance goals by applying the percentage provided for under such plans to the base salaries of members of its executive management. Individual bonuses may also be awarded to executive management and other key employees by the Board of Directors based upon job performance or other criteria within the discretion of the Board of Directors.

     The Company also has long-term performance based incentive bonus plans to provide incentive compensation to reward selected key senior executives for achieving specified Company performance goals. The Chief Executive Officer, the President and the Chief Financial Officer are the selected participants in the Senior Executives' Long-Term Incentive Bonus Plans for fiscal years 1998, 1999 and 2000. Each of these plans is a performance plan providing for the payment of an incentive bonus at the end of the three fiscal year performance period if the Company's earnings per share criteria in the plan are met.

     The Senior Executives' Long-Term Incentive Bonus Plans for fiscal years 1998, 1999 and 2000 were adopted by the Board of Directors on March 15, 1995, March 12, 1996, and March 18, 1997, respectively and were incorporated into the Senior Executives' Long-Term Incentive Bonus Plan approved by the shareholders at the 1994 Annual Meeting. Each such plan provides for payments based upon cumulative growth in the Company's earnings per share during the three fiscal year performance periods ending with January 30, 1998, January 29, 1999, and January 28, 2000, respectively. Under each of the plans, the participants would receive a bonus of from 25% to 100% of base salary for the final year of the performance period if the Company achieves the required earnings per share for such performance period. Any bonus earned would be paid in equal portions of cash and shares of Common Stock of the Company at the fair market value on the final day of the applicable performance period. Under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year performance period ending January 30, 1998, the Company achieved the earnings required for the payment of bonuses equal to 100% of the base salary for each participant. The payouts under such plan aggregated $613,000 and, in accordance with the plan, were paid one half in cash and one half in shares of Common Stock of the Company valued on the fair market value of the stock on the last day of the 1998 fiscal year.

     The following table provides information concerning estimated future payouts to the Company's Chief Executive Officer and the other participants among the Company's other four most highly compensated executive officers under the Senior Executives' Long-Term Incentive Bonus Plan for fiscal year 2000. If fully diluted earnings per share falls between the minimum earnings requirement for a bonus payment and the earnings requirement for the maximum permissible bonus payment, the amount of the bonus payment is prorated between the minimum ("threshold") bonus payment and the maximum permissible bonus payment.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                   ESTIMATED FUTURE
                                                                                  PAYOUTS UNDER NON-
                                                                                   STOCK PRICE-BASED
                                                                 PERFORMANCE OR        PLANS(1)
                                                    NUMBER OF     OTHER PERIOD    -------------------
                                                     RIGHTS     UNTIL MATURATION  THRESHOLD   MAXIMUM
NAME                                                   (#)         OR PAYOUT         ($)        ($)
----                                                ---------   ----------------  ---------   -------
David H. Hughes...................................      1           3 years        81,648     326,592
A. Stewart Hall, Jr...............................      1           3 years        69,984     279,936

---------------

(1) Based on estimated base salary levels for final year of performance period. If earnings per share fall between the amount required for a threshold bonus payment and the amount required for the maximum permissible bonus payment, the amount of the bonus payment is prorated accordingly.

     Under the Senior Executives' Long-Term Incentive Bonus Plan, as amended January 25, 1996, the Compensation Committee, in its sole discretion, may establish separate performance plans and designate the performance periods, goals, participants and bonus payments to be made under such plans if the required performance goals are achieved.

STOCK OPTION PLANS

     The 1988 Stock Option Plan presently authorizes the granting of options, in addition to those presently outstanding, for the purchase of up to 735,779 shares of Common Stock to key executive, management and sales employees. Under the 1988 Stock Option Plan, options may be granted at prices not less than market value on the date of grant, but prices for incentive stock options granted to employees who own more than 10% of the Common Stock must be granted at least 110% of such market value. Options may be granted from time to time through May 1998. Such options may be exercisable for up to 10 years from the date of grant, except in the case of employees owning more than 10% of the Common Stock, for whom incentive stock options may be exercisable only up to 5 years from the date of grant. The 1988 Stock Option Plan permits the granting of both incentive stock options and other stock options and the granting of stock appreciation rights ("SARs") either alone or in conjunction with the granting of options. No options other than incentive stock options have been granted under the 1988 Stock Option Plan nor have any options been granted with SARs. Under the terms of the 1988 Stock Option Plan, as amended March 12, 1996, the 1988 Stock Option Plan Committee of the Board of Directors has the authority, solely within its discretion, to determine the terms of and to make grants of any additional options under the 1988 Stock Option Plan. The 1988 Stock Option Plan Committee did not grant any options during the 1998 fiscal year.

     The 1997 Executive Stock Plan presently authorizes the granting of options, in addition to those presently outstanding, for the purchase of up to 450,500 shares of Common Stock to any Key Employee (as defined in the 1997 Executive Stock Plan) of the Company. Under the 1997 Executive Stock Plan, options may be granted at prices not less than market value on the date of grant, but prices for incentive stock options granted to employees who own more than 10% of the Common Stock must be granted at least 110% of such market value. Options may be granted from to time through the earlier of December 31, 2006 or the date upon which all of the stock reserved under the 1997 Executive Stock Plan has been issued or no longer is available for use under the 1997 Executive Stock Plan. Such options may be exercisable for up to 10 years from the date of grant, except in the case of employees owning more than 10% of the Common Stock, for whom incentive stock options may be exercisable only up to 5 years from the date of grant. The 1997 Executive Stock Plan permits the granting of incentive stock options and other stock options, restricted stock and the granting of SARs either alone or in conjunction with the granting of options. Only 375,000 shares are available for grants of restricted stock. Under the terms of the 1997 Executive Stock Plan, the Compensation Committee of the Board of Directors has the authority, solely within its discretion, to determine the terms of and to make grants of any additional options under the 1997 Executive Stock Plan. The Compensation Committee granted an aggregate of 249,500 options on November 21, 1997 and January 27, 1998 and 50,000 restricted stock grants on August 20, 1997.

     The following table summarizes options exercised during the fiscal year ended January 30, 1998 and presents the value of unexercised options held by the named executives at fiscal year end.

            AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS AT               IN-THE-MONEY OPTIONS
                                 SHARES                        JANUARY 30, 1998(#)         AT JANUARY 30, 1998($)
                              ACQUIRED ON       VALUE      ---------------------------   ---------------------------
NAME                          EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          ------------   -----------   -----------   -------------   -----------   -------------
David H. Hughes.............     15,000        399,690       54,750         36,900         599,206        168,003
A. Stewart Hall, Jr.........          0              0       69,750         36,900         725,461        168,003
Clyde E. Hughes III.........      1,500         37,625       12,000         13,900         162,000         40,500
Gradie E. Winstead, Jr......          0              0       27,000         15,900         288,255         40,500
Jasper L. Holland, Jr.......          0              0       39,000         13,900         420,513        112,002

EMPLOYEE STOCK OWNERSHIP PLAN

     The ESOP covers employees of the Company and certain of its subsidiaries who have attained the age of 21 and completed at least 12 months of service. SunTrust Banks, Inc. is trustee of the ESOP. The ESOP is administered by an administrative committee appointed by the Company's Board of Directors. Contributions by the Company, which may consist of cash, stock of the Company, or other property acceptable to the trustee, are made at the discretion of the Company's Board of Directors, but may not exceed the maximum amount deductible for federal income tax purposes. Allocations of contributions are made to the accounts of active participants on the basis of their compensation. Vested percentages of their accounts (valued in accordance with the ESOP) are distributed to participants upon termination of employment. Vested percentages are based upon periods of service as follows: less than 3 years, 0%; 3 years, 20%; 4 years, 40%; 5 years, 60%; 6 years, 80%; 7 years or more, 100%. No contribution was made by the Company to the ESOP for the fiscal year ended January 30, 1998.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company has Supplemental Executive Retirement Plan Agreements with certain of its executive officers providing for the payment by the Company of supplemental retirement compensation in addition to any compensation paid under the Company's other benefit programs. The Company is obligated to pay supplemental retirement compensation, pursuant to the Supplemental Retirement Plan Agreements, to each of such officers (i) after retirement of such executive officer from the service of the Company, or (ii) upon such officer's total disability while in the employ of the Company, provided such disability continues until the executive officer's normal retirement date. Supplemental retirement compensation will be based upon the salary portion of such executive officer's annual compensation (not including any bonus or other compensation) for the final year of employment prior to retirement, or for the final year of employment prior to the disability preceding disability retirement, as the case may be, ("final salary"), and will be payable monthly following such retirement for a period of 15 years. The rate per annum of supplemental retirement compensation in the case of retirement or disability retirement at age 65 shall be equal to 35% of final salary or, in the case of early retirement or early disability retirement with the approval of the Company prior to age 65 but not earlier than age 55 shall be reduced proportionately to from 96% of 35% of final salary upon retirement at age 64 to 60% of 35% of final salary upon retirement at age 55. Death benefits are payable under each of the agreements in the event of death while employed by the Company but prior to disability retirement. Death benefits are payable monthly for a period of 10 years after death at the rate per annum equal to 35% of final base salary. Benefits under the Supplemental Executive Retirement Plan Agreements are totally nonvested, unfunded retirement and death benefits.

CASH OR DEFERRED PROFIT SHARING PLAN

     The Profit Sharing Plan is for the benefit of substantially all employees of the Company and its subsidiaries. SunTrust Banks, Inc. is trustee of the Profit Sharing Plan. The Profit Sharing Plan is administered by an administrative committee appointed by the Company's Board of Directors. Eligible employees may contribute to the Profit Sharing Plan by salary reduction, and before imposing federal income taxes, from 2% to 15% of their cash compensation up to a maximum of $9,500 per year as adjusted for inflation ($10,000 for 1998). On employee contributions of up to 3% of the employee's cash compensation, the Company will contribute a matching contribution of 50% of the employee's contribution. Additional discretionary contributions by the Company, which may be either a fixed dollar amount of a percentage of profits, may be made to the Profit Sharing Plan at the discretion of the Company's Board of Directors, but all employee and Company contributions may not exceed the maximum amount deductible for federal income tax purposes. Allocations of discretionary Company contributions are made to the accounts of active participants on the basis of their compensation. The full amounts credited to their accounts (valued in accordance with the Profit Sharing Plan) are distributed to participants upon their death or retirement. For participants who cease to be employees prior to death or retirement, the amounts distributed are 100% of the participant's contribution account and the vested percentage of the participant's Company contribution account based upon the participant's period of service as follows: less than 3 years, 0%; 3 years, 20%; 4 years, 40%; 5 years, 60%; 6 years, 80%; 7 years or more, 100%. The Company did not contribute to the Profit Sharing Plan during the fiscal year ended January 30, 1998.

OTHER BENEFITS

     The Company provides $250,000 life insurance policies for its executive officers, and $100,000 life insurance policies for other key employees.

CASH COMPENSATION OF DIRECTORS

     Nonemployee Directors of the Company receive an annual retainer of $20,000 and attendance fees of $1,000 for each Board meeting attended in person or by telephone conference. For each meeting of a committee of the Board of Directors such nonemployee Directors receive an attendance fee of $500 for attendance in person or by telephone conference. Directors who are employees of the Company do not receive directors' or committee members' fees. John D. Baker II, Robert N. Blackford, H. Corbin Day, John B. Ellis, Clifford M. Hames, Herman B. McManaway and Donald C. Martin served as nonemployee Directors and received nonemployee Director's fees during the fiscal year ended January 30, 1998.

DIRECTORS' STOCK OPTION PLAN

     Each of the nonemployee Directors is a participant in the Directors' Plan. Under the Directors' Plan, options for the purchase of Common Stock are granted to the participants on the date of each annual meeting of the Board of Directors following each annual meeting of the shareholders. Under the Directors' Plan approved by the shareholders in 1989, options with respect to an aggregate of 12,000 shares, equally divided among the then participants, were granted to the participants in each of the years 1989 through 1993. The Directors' Plan was amended with shareholder approval in 1994 to provide for the granting of options with respect to an aggregate of 15,000 shares, equally divided among the then participants in each of the years 1994 through 1998. Options granted under the Directors' Plan are granted for the purchase of shares at a purchase price of 100% of the current market value of the Common Stock on the date of the grant and expire 10 years after the date of the grant or earlier in the event of termination of service as a nonemployee Director or under the circumstances set forth in the Directors' Plan. Such options are not incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"). During the last fiscal year, options with respect to an aggregate of 22,491 shares divided equally between the seven nonemployee Directors (who served as Directors for the entire fiscal year), were granted at a purchase price of $24.833 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Donald C. Martin, a nonemployee Director member of the Compensation Committee, provides consulting services to the Company under a consulting agreement and leases property under a lease agreement with the Company. Information with respect to the consulting agreement and the lease agreement is set forth under "Certain Transactions with Management" in this Proxy Statement.

     As indicated in the Compensation Committee Report on Executive Compensation set forth elsewhere in this Proxy Statement, David H. Hughes, the Chairman of the Board and Chief Executive Officer of the Company, consulted with the Compensation Committee with respect to the compensation of the executive management group and submitted to the Compensation Committee his recommendation for compensation of the other members of the group. Mr. Hughes, who is not a member of the Compensation Committee, consulted with the Compensation Committee and provided his recommendation at the Compensation Committee's request.

CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Company and certain of its subsidiaries lease certain buildings and properties from Hughes, Inc., a company of which David H. Hughes, Vincent S. Hughes, and Russell V. Hughes are the officers and directors, and in which each owns a one-third interest. During the last fiscal year 14 such leases were in effect in Florida. Each lease was entered into on or prior to March 11, 1992 and was renewed effective as of April 1, 1998. Such leases typically relate to branch facilities including buildings ranging in size from approximately 15,000 to 45,000 square feet together with outside parking and storage areas ranging in size from approximately 35,000 square feet to several acres. The two largest buildings leased from Hughes, Inc. are the Orlando Electric sales branch facility which is approximately 108,000 square feet and the Orlando Plumbing sales branch facility which is approximately 64,000 square feet.

     Under leases in effect during the fiscal year ended January 30, 1998, the Company and its subsidiaries made rental payments to Hughes, Inc. aggregating $1,210,974. The Company also pays real estate taxes, building insurance and repairs, other than structural repairs, with respect to the leased properties. During the last fiscal year the Company paid real estate taxes and building insurance on the leased properties of $218,596 and $17,760, respectively. Maintenance repairs paid by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     Donald C. Martin, a member of the Board of Directors, is a party to a consulting agreement and two lease agreements with the Company entered into under the terms of an acquisition agreement, dated June 30, 1993, between Mr. Martin and the remaining shareholders of Electrical Distributors, Inc. ("EDI"), pursuant to which EDI was acquired by the Company. Under the consulting agreement, Mr. Martin has provided and will continue to provide consulting services to the Company for a five year period, which began July 1, 1993, for annual compensation of $50,000, the amount paid to him during the last fiscal year. The lease agreements between Mr. Martin and the Company relate to two buildings in Atlanta, Georgia, both of which are occupied by a branch facility of the Company. One lease, which expires June 30, 1998, relates to an approximately 32,780 square foot building with approximately 60,000 square feet of outside parking and storage space. The second lease, which was executed July 1, 1996 for a term expiring June 30, 1998, relates to an approximately 22,400 square foot building with approximately 30,000 square feet of outside parking and storage space. During the fiscal year ended January 30, 1998, the Company made rental payments to Mr. Martin aggregating $200,925. The Company also pays real estate taxes, building insurance and repairs, other than structural repairs, with respect to the leased properties. During the last fiscal year the Company paid real estate taxes and building insurance on the leased properties of $17,025 and $3,200, respectively. Maintenance repairs which were paid for by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     The Company leases certain buildings and properties from SWS-TX Realty, Inc. ("SWS-TX Realty"), Jem-Realty, LLC ("Jem-Realty"), and SWS-GA Realty, Inc. ("SWS-GA Realty"). H. Corbin Day is the sole shareholder of SWS-TX Realty and SWS-GA Realty, and Jem-Realty is a wholly-owned subsidiary of Jemison. During the last fiscal year, six such leases were in effect with respect to four locations in Texas, one location in Georgia, and one location in North Carolina. All of the leases were entered into on May 13, 1996. All of the leases will expire on May 12, 1999, except for one lease which expired on May 12, 1997. Each lease typically relates to branch facilities ranging in size from approximately 15,000 to 44,500 square feet, together with outside storage and parking. Under leases in effect during the fiscal year ended January 30, 1998, the Company made rental payments to SWS-TX Realty, Jem-Realty, and SWS-GA Realty, aggregating $390,600. During the last fiscal year, the Company paid real estate taxes and building insurance on the leased properties of $81,685 and $4,493, respectively. The Company also pays for repairs, other than structural repairs, with respect to the leased properties. Maintenance repairs paid by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     Certain of the Company's subsidiaries occupy buildings and properties leased from Union Warehouse & Realty Co. ("Union") and Monoca Realty Co. ("Monoca"), entities in which James C. Plyler, Jr., a Vice President of the Company, and members of his immediate family own an equity interest. Mr. Plyler owns a 12.35% equity interest in Union and members of his immediate family own the remaining equity interest. Monoca is a general partnership in which Mr. Plyler owns a 25% equity interest and members of his immediate family own an additional 50% equity interest. During the last fiscal year 14 such leases were in effect with respect to 9 locations in North Carolina and five locations in South Carolina. Most of these leases were entered into prior to February 1, 1996 when Mr. Plyler became a Vice President of the Company. Most of the leases expired on February 1, 1998. Each lease typically relates to branch facilities, including buildings ranging in size from approximately 10,000 to 49,000 square feet together with outside parking and storage areas ranging in size from approximately 25,000 to 75,000 square feet. Under leases in effect during the fiscal year ended January 30, 1998, subsidiaries of the Company made rental payments to Union and Monoca aggregating $723,480. During the last fiscal year the Company paid real estate taxes of $8,729. The subsidiaries also pay for repairs, other than structural repairs, with respect to the leased properties. Maintenance repairs which were paid for by the subsidiaries during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     During the fiscal year ended January 30, 1998, the Company purchased approximately $471,096 worth of merchandise from Jasper Lee Enterprises, Inc. ("Jasper Enterprises"). Jasper Enterprises sells promotional and other marketing related items. Diane E. Holland, wife of Jasper L. Holland, Jr., a Regional Vice President of the Company, is the sole shareholder of Jasper Enterprises.

     The Company believes that the terms of the transactions described above are at least as favorable to the Company as those which could have been obtained from unrelated parties.

     Robert N. Blackford, a Director of the Company, is a member of the law firm of Maguire, Voorhis & Wells, P.A., which served as counsel to the Company during the fiscal year ended January 30, 1998.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares during the five year period ended January 30, 1998, the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S&P SmallCap 600 and the cumulative total return of an industry group consisting of those peer group companies identified in the graph which have been selected by the Company as reporting companies whose lines of business are comparable to those of the Company.

     During the fiscal year ended January 30, 1998, Rexel, Inc. became a privately held company and, therefore, is no longer a member of the Industry Peer Group.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

             AMONG HUGHES SUPPLY, INC., THE S&P SMALLCAP 600 INDEX,
                           AND AN INDUSTRY PEER GROUP

        MEASUREMENT PERIOD           HUGHES SUPPLY,                         S&P SMALLCAP
      (FISCAL YEAR COVERED)               INC.            PEER GROUP             600
JAN 1993                                          100                100                100
JAN 1994                                          177                118                118
JAN 1995                                          130                 98                109
JAN 1996                                          212                123                143
JAN 1997                                          258                160                177
JAN 1998                                          369                194                214

                                                            INDUSTRY PEER GROUP
                                                            -------------------
* $100 INVESTED ON 1/31/93 IN STOCK OR INDEX                 A.M. Castle & Co.
  INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL              BMC West Corporation
  YEAR ENDING JANUARY 30, 1998.                        Florida Rock Industries, Inc.
                                                           Lawson Products, Inc.
                                                            Lennar Corporation
                                                              Noland Company
                                                               Centex Corp.
                                                     United States Filter Corporation
                                                                Watsco Inc.
                                                            W.W. Grainger, Inc.

                       BOARD OF DIRECTORS AND COMMITTEES

BOARD OF DIRECTORS' MEETINGS AND ATTENDANCE

     During the last fiscal year, the Board of Directors of the Company held a total of eight meetings. Except for Mr. Martin who attended only 62.5% of the meetings, no member of the Board of Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and
(ii) the total number of meetings held by all committees of the Board of Directors on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has standing Executive, Audit, Compensation, 1988 Stock Option Plan, Long-Term Incentive Plan, and Directors' Stock Option Plan Committees. The memberships of the standing committees of the Board of Directors are listed in the Directors' biographies set forth below under "Election of Directors." The Company does not have a nominating committee.

     The Executive Committee met twice during the last fiscal year to discuss and recommend to the Board of Directors various financing options. The Executive Committee has authority to act on matters of general corporate governance when the Board of Directors is not in session.

     The Audit Committee met six times during the last fiscal year. At its meetings, the Audit Committee considered the recommendations of the Company's independent auditors with respect to internal accounting controls, reviewed management's actions taken in response to such recommendations, reviewed the reports of the Company's internal audit staff with respect to internal controls, and reviewed the professional services provided by the independent auditors together with the range of audit and nonaudit fees.

     The Compensation Committee met five times during the last fiscal year and reviewed and made recommendations to the Board of Directors with respect to the compensation of members of the Company's executive management group. Information with respect to the Compensation Committee's recommendation for the last fiscal year is set forth elsewhere in this Proxy Statement under "Compensation Committee Report on Executive Compensation."

     The 1988 Stock Option Plan Committee did not meet during the last fiscal year.

     The Long-Term Incentive Plan Committee met once during the last fiscal year to approve pay-out on the fiscal 1997 plan and to set targets for the fiscal 2000 plan. The Long-Term Incentive Plan Committee was established on January 25, 1996, pursuant to an amendment to the Senior Executives' Long-Term Incentive Plan, to administer the plan and any separate performance plans adopted thereunder. It is the duty of the Long-Term Incentive Plan Committee to interpret the plan and to establish and administer separate performance plans under the plan, including the designation of applicable performance periods, the selection of participants, the establishment and application of performance goals and the determination of performance bonus payments under such plans.

     The Directors' Stock Option Plan Committee has the authority to interpret the provisions of the Directors' Plan. The Directors' Stock Option Plan Committee did not meet during the last fiscal year.

FAMILY RELATIONSHIPS BETWEEN CERTAIN DIRECTORS

     The following family relationship exists between Directors of the Company:

     David H. Hughes and Vincent S. Hughes are brothers.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Company's Restated Articles of Incorporation and Bylaws provide that the Board of Directors of the Company shall be divided into three approximately equal classes of Directors. The Company's Board of Directors is currently comprised of ten Directors, one class consisting of four Directors and two classes consisting of three Directors each. Each Director is elected for a three-year term, with one class of Directors being elected at each annual meeting of shareholders. In connection with the retirement of Clifford M. Hames and Herman
B. McManaway, and effective as of the election of Directors at the Annual Meeting, the Board of Directors has reduced the number of Directors comprising the full Board of Directors to eight, with two classes consisting of three Directors each and one class consisting of two Directors.

     The Board of Directors has nominated John D. Baker II and A. Stewart Hall, Jr. for election as Directors at the Annual Meeting. Messrs. Baker and Hall currently are members of the Board of Directors and have consented to serve as Directors if elected. If elected at the Annual Meeting, Messrs. Baker and Hall will serve until the 2001 Annual Meeting and until the election and qualification of their respective successors or until their earlier death, resignation or removal.

     It is the intention of the persons named as proxies to vote the proxies FOR the election to the Board of Directors of the nominees named above, unless a shareholder directs otherwise. In the event that a vacancy (which is not anticipated) arises prior to the Annual Meeting, the proxy may be voted for a substitute nominee designated by the Board of Directors.

     The affirmative vote of a plurality of the votes cast by the holders of Common Stock will be required to elect the nominees as Directors of the Company for the ensuing year. Abstentions and broker non-votes will have no effect on the outcome of the voting to elect the Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROPOSAL.

     Set forth below is information concerning the nominees for the Directors to be elected at the Annual Meeting for a three-year term expiring at the 2001 Annual Meeting, as well as certain information concerning the Directors whose terms extend beyond the Annual Meeting.

DIRECTOR TO BE ELECTED AT THE ANNUAL MEETING

     Set forth below with respect to each nominee is his name, age, principal occupation and business experience for the past five years and length of service as a Director.

JOHN D. BAKER II
AGE: 49

     Mr. Baker has served as a Director of the Company since March 1994. Mr. Baker also serves as a member of the Company's Compensation, 1988 Stock Option Plan, and Long-Term Incentive Plan Committees. Mr. Baker currently serves as President, Chief Executive Officer and director of Florida Rock Industries, Inc. Mr. Baker also serves as Executive Vice President, Treasurer and a director of FRP Properties, Inc.

A. STEWART HALL, JR.
AGE: 55

     Mr. Hall has served as the Company's President, Chief Operating Officer and a Director since March 1994. Mr. Hall also serves as a member of the Company's Executive Committee. Mr. Hall served as the Company's Executive Vice President from January 1988 to March 1994.

     Mr. Hall's current term as a Director of the Company expires at the 2000 Annual Meeting. In connection with the reduction of the size of the Board to eight Directors and to equalize the number of Directors in each class, Mr. Hall has agreed to be nominated for election as a Director at the Annual Meeting this year. Upon his election at the Annual Meeting, Mr. Hall's directorship will be reclassified as part of the class of Directors elected at the Annual Meeting to serve for a three-year term.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

JOHN B. ELLIS
AGE: 73

     Mr. Ellis has served as a Director of the Company since November 1986. Mr. Ellis also serves as a member of the Company's Directors' Plan, 1988 Stock Option Plan, Compensation, and Long-Term Incentive Plan Committees. Prior to retiring in January 1986, Mr. Ellis served as Senior Vice President, Finance and Treasurer of Genuine Parts Company for a period of 11 years. Mr. Ellis is also a director of Interstate/Johnson Lane, Inc., UAP, Inc. and Integrity, Inc., and is a director emeritus of Genuine Parts Company. Mr. Ellis' term as a Director of the Company expires at the 1999 Annual Meeting.

DAVID H. HUGHES
AGE: 54

     Mr. Hughes has served as the Company's Chairman of the Board and Chief Executive Officer since November 1986, and as a Director since August 1968. Mr. Hughes also serves as a member of the Company's Executive Committee. Mr. Hughes served as President of the Company from June 1972 to March 1994. Mr. Hughes is also a director of SunTrust Banks, Inc. and Poe & Brown, Inc. Mr. Hughes' term as a Director of the Company expires at the 1999 Annual Meeting.

VINCENT S. HUGHES
AGE: 57

     Mr. Hughes has served as Vice President of the Company since April 1972 and as a Director since April 1966. Mr. Hughes also serves as a member of the Company's Executive Committee and is also a member of the Board of Directors of United American Bank, Orlando, Florida. Mr. Hughes' term as a Director of the Company expires at the 1999 Annual Meeting.

ROBERT N. BLACKFORD
AGE: 61

     Mr. Blackford has served as a Director since December 1970 and served as the Company's Secretary from February 1974 to May 1997. Mr. Blackford also serves as a member of the Company's Executive, Directors' Plan and Audit Committees. Mr. Blackford is an attorney with the firm of Maguire, Voorhis & Wells, P.A., in Orlando, Florida, where he has practiced since 1968. Mr. Blackford's term as a Director of the Company expires at the 2000 Annual Meeting.

H. CORBIN DAY
AGE: 60

     Mr. Day has served as a Director of the Company since October 1996. Mr. Day currently serves as Chairman of Jemison. Mr. Day serves as a member of the Company's Audit Committee and is also a member of the Board of Directors of American Heritage Life Insurance, Blount International, Inc. and Champion International. Mr. Day's term as a Director of the Company expires at the 2000 Annual Meeting.

DONALD C. MARTIN
AGE: 61

     Mr. Martin has served as a Director of the Company since August 1993. Mr. Martin serves as a member of the Company's Compensation, 1988 Stock Option Plan and Long-Term Incentive Plan Committees. Mr. Martin also provides consulting services to the Company and has done so since July 1993. Mr. Martin served as President of EDI from April 1963 to June 1993. EDI was acquired by the Company in June 1993. Mr. Martin's term as a Director of the Company expires at the 2000 Annual Meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP served as the Company's independent auditors for the fiscal year ended January 30, 1998. As of the date of this Proxy Statement, the Company has not engaged its auditors for fiscal year ending January 29, 1999. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Shareholders who wish to submit a proposal for consideration at the 1999 Annual Meeting should submit the proposal in writing to the Company at the address set forth on page 1 of this Proxy Statement. A proponent of a proposal is required to have been a record or beneficial owner of at least 1% or $1,000 in market value of Common Stock of the Company for a period of at least one year and must continue to own such securities through the date on which the 1999 Annual Meeting is held. The Company has the right to request documentary support (as provided in Rule 14a-8 promulgated by the Commission pursuant to the Exchange Act) of the proponent's ownership claim within 14 calendar days after receipt of the proposal, and the proponent shall furnish appropriate documentation within 21 days after receiving such request. Proposals must be received by the Company on or before January 2, 1999 for inclusion in next year's proxy materials. Shareholders who submit proposals must, in all other respects, comply with Rule 14a-8 under the Exchange Act.

                                 MISCELLANEOUS

     The Board of Directors does not intend to present and knows of no other person who intends to present any matter of business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their best judgment.

     The Company will bear the costs of preparing and mailing the Proxy Statement, proxy card and other material that may be sent to shareholders in connection with this solicitation. In addition to solicitations by mail, officers and other employees of the Company may solicit proxies personally or by telephone or telegram.

                                          By Order of the Board of Directors

                                          /s/ BENJAMIN P. BUTTERFIELD

                                          Benjamin P. Butterfield
                                          General Counsel and Secretary

Orlando, Florida
April 15, 1998

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE 1998 ANNUAL MEETING IN PERSON ARE REQUESTED TO FILL IN, SIGN AND RETURN THE PROXY FORM AS SOON AS POSSIBLE.

                               HUGHES SUPPLY LOGO

                                                                        ANNEX


                              HUGHES SUPPLY, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement, each dated April 15, 1998, and does hereby appoint David H. Hughes, Benjamin P. Butterfield and Vincent S. Hughes, and any of them, with full power of substitution, as proxy or proxies of the undersigned, to represent the undersigned and vote all shares of Hughes Supply, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Hughes Supply, Inc. to be held at the principal executive offices of the Company, 20 North Orange Avenue, Suite 200, Orlando, Florida, 32801, at 10:00 a.m., on May 20, 1998 and at any adjournments(s) thereof.

                           TO BE SIGNED ON OTHER SIDE

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                              HUGHES SUPPLY, INC.

                                  MAY 20, 1998





              - Please Detach and Mail in the Envelope Provided -

A [ X ] Please mark your votes as in this example.


                       FOR all nominees             WITHHOLD
                       listed at right             AUTHORITY
                    (except as marked to        to vote for all
                     the contrary below)    nominees listed at right
Proposal 1.                                                                 Nominees:  Class II
   Election of              [   ]                     [   ]                            Nominees for a three-year
   Directors                                                                           term expiring in 2001:

                                                                                       John D. Baker II
                                                                                       A. Stewart Hall, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

_____________________________________________________________________________


Proposal 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


________ Shares of Common Stock


PLEASE COMPLETE, DATE AND SIGN AND RETURN THIS PROXY PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED IN FAVOR OF PROPOSAL 1. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.




SIGNATURE(S)_________________________________  _________________________________
                                                  SIGNATURE, IF HELD JOINTLY

Dated:_____________________,1998

NOTE: Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.